NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
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                                                  Three Months ended March 31,
                                                  1999                  1998

Average shares outstanding                        2,844,587           2,777,999
  Dilutive effect of stock options
  and warrants computed by use
  of treasury stock method                          179,867                  -

Computation of Earnings Per
  Share=Net Income/Average
  common and common share
  equivalent shares                             $   327,101         $  (274,724)
outstanding                                       3,024,454           2,777,999
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Earnings Per Share                              $       .11         $      (.10)
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